EXHIBIT 23J

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 28, 2016, relating to the financial statements and financial highlights of AMIDEXTM Funds, Inc., comprising AMIDEX35™ Israel Mutual Fund, for the year ended May 31, 2016, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.
Cleveland, Ohio
September 28, 2016